Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Post-Effective Amendment No. 1 to Form S-8 (File No. 333-194018) of our report dated February 28, 2014, related to the consolidated financial statements of RCS Capital Corporation and Subsidiaries which is contained in the definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission by RCS Capital Corporation on June 11, 2014.

/s/ WeiserMazars LLP

New York, New York

June 18, 2014